Exhibit 5.1

Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071-3197 Tel 213.229.7000 www.gibsondunn.com

Client: 65392-00009

November 23, 2020

Montrose Environmental Group, Inc.

1 Park Plaza, Suite 1000

Irvine, CA 92614

Re:	Montrose Environmental Group, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (the “Registration Statement”), of Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 5,658,064 shares (the “Shares”) of the Company’s common stock, par value $0.000004 per share (the “Common Stock”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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